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                                                                   EXHIBIT 10w-1



                             FIRST AMENDMENT TO THE
                        BELLSOUTH RETIREMENT SAVINGS PLAN

         THIS FIRST AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made as of this 18th day of December, 2001, by the BellSouth Savings Plan Committee (the "Committee").

                              W I T N E S S E T H:

         WHEREAS, BellSouth Corporation ("BellSouth") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

         WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

         WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee; and

         WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company; and

         WHEREAS, the Committee desires to amend the Plan to permit catch-up contributions as provided for under Code section 414(v);

         WHEREAS, the Committee also desires to amend the Plan to provide that the contribution of BellSouth Wireless Data Services LLC and BellSouth Cellular Services LLC (hereafter the "Leasecos") to Cingular Wireless, LLC shall not constitute a termination of employment under the Plan and to effect a spin-off of the accounts attributable to the employees of the Leasecos;

         WHEREAS, the Committee also desires to amend the Plan to allow distributions to terminated employees who have previously been ineligible to receive a distribution due to the application of the "same desk rule;" and

         WHEREAS, the Committee also desires to amend the Plan to incorporate certain other changes in accordance with the Economic Growth and Tax Reconciliation Act of 2001;

         NOW, THEREFORE, the Plan is amended as follows:


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                                       1.

         Effective January 1, 2002, Section 2.1 of the Plan is amended by replacing the first sentence of the definition of "Compensation" with the following:

                  "COMPENSATION" shall mean, with respect to a Participating Employee, the lesser of the amounts described in clauses (a) and (b), as follows: (a) the total of (1) all of the Participating Employee's wages, as defined in Code section 3401(a), that are reportable by BellSouth and the other Affiliates for federal income tax purposes on IRS Form W-2, plus (2) all before-tax, salary deferral or reduction contributions made to the Plan and other Code section 401(k) and section 125 plans of the Affiliates on behalf of the Participating Employee for such Plan Year (including any contributions made under Code section 402(e)(3), 402(h) or 403(b)), plus (3) for Plan Years beginning on or after January 1, 2001, any elective amounts which are not includible in the gross income of the Participating Employee by reason of Code section 132(f)(4); provided, on a plan year-by-plan year basis, the Committee may elect to use any other definition of "Compensation" that satisfies the nondiscrimination requirements of Code section 414(s); provided further, in a Plan Year in which a Participating Employee becomes an Eligible Employee, the total in clause (1) shall include such wages beginning with the pay period that begins with or immediately follows the first day of the month immediately following the date on which he becomes an Eligible Employee; and (b) for any Plan Year (or other applicable period) $200,000, as adjusted by the Secretary of the Treasury under Code section 401(a)(17) for cost-of-living increases.

                                       2.

         Effective as of January 1, 2002, Section 2.1 of the Plan is amended by replacing the second sentence of "Eligible Compensation" with the following:

         "Notwithstanding anything contained herein to the contrary, (1) the Eligible Compensation which is taken into account under this Plan for any Plan Year shall not exceed $200,000, as adjusted for cost of living increases in accordance with Code section 401(a)(17); and (2) for purposes of allocating Profit Sharing Contributions, "Eligible Compensation" shall have the same meaning as is attributed to the term "Compensation" under this Section 2.1, or such other definition of "Eligible Compensation" that satisfies the nondiscrimination requirements of Code section 414(s).

                                       3.

         Effective as of January 1, 2002, the multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 6.6 of the Plan shall not apply for Plan Years beginning after December 31, 2001.


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                                       4.

         Effective as of January 1, 2002, Section 6 of the Plan is amended by adding the following new Section 6.7 to the end thereof:

         7. Catch-Up Contributions. If permitted in accordance with Plan Rules, a Participating Employee who will attain age 50 before the close of any Plan Year shall be eligible to make catch-up contributions for such Plan Year in accordance with, and subject to the limitations of, Code section 414(v) and the Plan Rules. Such catch-up contributions shall be considered to be Before-Tax Supplemental Contributions, subject to the provisions of this Section 6.7, and shall be credited to the Participating Employee's Before-Tax Supplemental Account. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan which (i) implement the required limitations (including correcting to comply with such limitations) of Code Sections 402(g) and 415 and (ii) calculate the Actual Deferral Percentage under the Plan (including correcting to the extent the ADP Limit is exceeded; provided, the Committee shall have the right to convert Before-Tax Contributions and Before-Tax Supplemental Contributions to catch-up contributions to the extent it deems necessary to keep such contributions from exceeding the ADP Limit and such conversion is permitted under Code Section 414(v)). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or
                  416, as applicable, by reason of the making of such catch-up contributions. Notwithstanding anything herein to the contrary, no Matching Contributions shall be made, or matching Units of any kind granted, with respect to catch-up contributions.

                                       5.

         Effective January 1, 2002, Section 9.8(b)(i) of the Plan is amended by adding the following to the end thereof:

                  "Notwithstanding the preceding, effective January 1, 2002, "eligible rollover distribution" shall also include After-Tax Basic Contributions and After-Tax Supplemental Contributions; provided to the extent that such amounts are transferred to another qualified defined contribution plan trust such rollover must be effected in a direct rollover.


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                                       6.

         Effective December 22, 2001, Section 9 of the Plan is amended by adding the following new Section 9.9 to the end thereof:

         9. Spin-off to Cingular. Participating Employees who are employed by BellSouth Wireless Data Services LLC and BellSouth Cellular Services LLC shall not be separated from services for purposes of receiving a distribution under this Section 9 as a result of the contribution of such Participating Companies to Cingular Wireless, LLC; provided, such employees shall cease to be eligible to make contributions under this Plan as of such date. In addition, as determined in accordance with Plan Rules and the requirements of Code section 414(l), the account balances attributable to such BellSouth Wireless Data Services LLC and BellSouth Cellular Services LLC employees shall be spun-off from the Plan, effective as of February 4 (or such other time as determined in accordance with Plan Rules) and transferred in a trustee-to-trustee transfer to the defined contribution plan maintained by Cingular Wireless, LLC.

                                       7.

         Effective January 1, 2002, Section 9 of the Plan is amended by adding the following new Section 9.10 to the end thereof:

         10. Severance from Employment. Effective January 1, 2002, the term "separation [or separates] from service" shall be replaced with the term "severance [or severs] from employment" everywhere that such term(s) appeared in the Plan. Such change shall apply for distributions occurring on or after January 1, 2002 and shall apply regardless of when the severance from employment occurs.

                                       8.

         Effective January 1, 2002, Section 24.2 of the Plan is amended by deleting the last sentence thereof and replacing it with the following:

                  "For purposes of determining the amount of the Account of any Participating Employee, such amount shall be increased by the aggregate distributions (if any) made with respect to such Participating Employee under this Plan during the one-year period ending on the "Determination Date." In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting "five-year period" for "one-year period."


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                                       9.

         Any other provisions of the Plan not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee as of the date first written above.

                                  BELLSOUTH SAVINGS PLAN COMMITTEE

                                           /s/ Richard D. Sibbernsen
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                                  By:  Richard D. Sibbernsen, Chairman



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